SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-A/A
                         Amendment No. 2
  To Registration Statement on Form 8-A, dated January 29, 1993

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934

                          HOLOGIC, INC.
        ----------------------------------------------------
       (Exact Name of Registrant as Specified in its Charter)

           Delaware                         04-2902449
   -------------------------             -------------------
  (State of Incorporation or             (I.R.S. Employer
         Organization)                   Identification No.)

             35 Crosby Drive, Bedford, MA           01730
        ----------------------------------------   --------
        (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the
Act:

    Title of Each Class           Name of Each Exchange on Which
    To Be So Registered           Each Class Is To Be Registered
    -------------------           ------------------------------
           None                                  None


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ____

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(1), check the following
box.     X
       ------
Securities to be registered pursuant to Section 12 (g) of the
Act:

                  Common Stock Purchase Rights
                  ----------------------------
                        (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-------  --------------------------------------------------------

     Reference is made to the description of the Common Stock Purchase Rights contained in Amendment No. 1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on December 17, 1996, which is incorporated herein by reference.

Item 2.  Exhibits.
-------  ---------

         4.01 Amendment No. 4.01 to Rights Agreement, dated as of December 13, 1995 (Filed as Exhibit 1 to the
                Registrant's Form 8-A/A filed with the Commission on December 17, 1996).*

         4.02 Amendment No. 4.02 to Rights Agreement, dated as of December 9, 1996 (Filed as Exhibit 2 to the
                Registrant's Form 8-A/A filed with the Commission on December 17, 1996).*

         4.03   Amendment No. 3 to Rights Agreement, dated as of
                April 25, 1999.**
_____________________________

          *    Not filed herewith.  In accordance with Rule 12b-
          32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

          **   Filed herewith.

                            SIGNATURE

     Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 19, 1999           HOLOGIC, INC.



                              By:  /s/ Glenn P. Muir
                                   --------------------------------
                                    Glenn P. Muir
                                    Treasurer and Chief Financial
                                    Officer